Exhibit 16.1 under Form N-14

                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED EQUITY FUNDS and the Assistant General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



/s/John F. Donahue            Chairman and Trustee  June 30, 1995
John F. Donahue                (Chief Executive Officer)



/s/Glen R. Johnson            President             June 30, 1995
Glen R. Johnson



/s/Edward C. Gonzales         Executive Vice PresidentJune 30, 1995
Glen R. Johnson



/s/John T. Conroy, Jr.        Trustee               June 30, 1995
John T. Conroy, Jr.



/s/William J. Copeland        Trustee               June 30, 1995
William J. Copeland



SIGNATURES                    TITLE                          DATE


/s/David M. Taylor            Treasurer             June 30, 1995
David M. Taylor               (Principal Financial and
                                 Accounting Officer)



/s/James E. Dowd              Trustee               June 30, 1995
James E. Dowd
/s/Lawrence D. Ellis, M.D.    Trustee               June 30, 1995
Lawrence D. Ellis, M.D.



/s/Edward L. Flaherty, Jr.    Trustee               June 30, 1995
Edward L. Flaherty, Jr.



/s/Peter E. Madden            Trustee               June 30, 1995
Peter E. Madden



/s/Gregor F. Meyer            Trustee               June 30, 1995
Gregor F. Meyer



/s/John E. Murray, Jr.        Trustee               June 30, 1995
John E. Murray, Jr.



/s/Wesley W. Posvar           Trustee               June 30, 1995
Wesley W. Posvar



/s/Marjorie P. Smuts          Trustee               June 30, 1995
Marjorie P. Smuts

Sworn to and subscribed before me this 30th day of  June, 1995.